                                                                    EXHIBIT 4.1
                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 STAPLES, INC.

                     PURSUANT TO SECTION 245 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
                    ----------------------------------------

     Staples, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that at a meeting of the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware, the Board of Directors adopted a resolution pursuant to
Section 245 of the General Corporation Law of the State of Delaware proposing a restatement of the Restated Certificate of Incorporation, as amended, of the Corporation. The Corporation's Certificate of Incorporation was initially filed in the Office of the Secretary of State of the State of Delaware on January 23, 1986.

     The Restated Certificate of Incorporation of the Corporation, as previously amended, only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation which reads in it entirety as follows:

                                   ARTICLE I
                                   ---------

                                      NAME
                                      ----

     The name of the corporation is: Staples, Inc.

                                   ARTICLE II
                                   ----------

                                    PURPOSES
                                    --------

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the General Corporation Code.

                                  ARTICLE III
                                  -----------

                               AGENT FOR SERVICE
                               -----------------

     The name and address in the State of Delaware of this Corporation's registered agent for service of process is:

          The Corporation Trust Company
          1209 Orange Street
          Wilmington, New Castle County, Delaware 19801

                                   ARTICLE IV
                                   ----------

                                 CAPITAL STOCK
                                 -------------

     The total number of shares of all classes of stock which the Corporation has authority to issue is five hundred and five million (505,000,000) shares, consisting of five hundred million (500,000,000) shares of Common Stock with a par value of $.0006 per share ("Common Stock") and five million (5,000,000) shares of Preferred Stock with a par value of $.01 per share ("Preferred Stock").

                                (a) COMMON STOCK

     Section 1.  Voting Rights.  The holders of shares of Common Stock shall be
     ---------   -------------
entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation.

     Section 2.  Liquidation Rights.  Upon the dissolution, liquidation or
     ---------   ------------------
winding up of the Corporation, after any preferential amounts to be distributed to the holders of any series of Preferred Stock then outstanding have been paid or declared and set apart for payment, and subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding to share in any remaining assets of the Corporation, the holders of the Common Stock will be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

     Section 3.  Dividends.  To the extent permitted under the General
     ---------   ---------
Corporation Law of Delaware and subject to the rights, if any, of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors.

                              (b) PREFERRED STOCK

     Section 1.  Designation.  The Preferred Stock shall be designated and known
     ---------   -----------
as "Preferred Stock." The number of shares constituting such Preferred Stock shall be 5,000,000.

     Section 2.  Rights and Preferences.  The Board of Directors is authorized,
     ---------   ----------------------
subject to limitations prescribed by law and this Amended and Restated Certificate of Incorporation, to divide the Preferred Stock into series and to establish and designate each series and fix and determine the variations in the relative rights and preferences as between the different series, provided that all shares of the Preferred Stock shall be identical except that the Board of Directors shall be authorized to fix and determine:

          (a) the number of shares in and the distinctive designation of each series;

          (b) whether or not the shares of any series shall be redeemable and, if so, the price (which may vary under different conditions and at different redemption dates), terms and manner of redemption, including the date or dates on or after which they shall be redeemable;

          (c) special and relative rights as to dividends with respect to each series, including without limitation the dividend rate, conditions under which dividends may be payable, dividend preferences, if any, and whether and from which date or dates dividends may be cumulative;

          (d) special and relative rights with respect to each series on liquidation, voluntary or involuntary, including dissolution or winding up of the Corporation;

          (e) any sinking fund or purchase fund provisions applicable to any series, including without limitation the annual amount thereof and the terms relating thereto;

          (f) conversion rights, if any, of each series including the terms and conditions of conversion, which may contain provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine; and

          (g) conditions under which the separate series shall have voting rights or no voting rights, in addition to the voting rights provided by law.

     Prior to the issue of any shares of a series established by the Directors, there shall be filed with the Secretary of State of the State of Delaware a certificate required by law setting forth the designation of the series, its relative rights and preferences and any other information required by law.

               (c) SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation (as amended to date, the "Certificate of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, $.01 par value per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

       Section 1.  Designation and Amount.  The shares of such series shall be
       ---------   ----------------------
designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce
                                         --------
the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

       Section 2.  Dividends And Distributions.
       ---------   ---------------------------

               (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.0006 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this
          Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

       Section 3.  Voting Rights.  The holders of shares of Series A Preferred
       ---------   -------------
Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein, by law, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) (i) If any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

               (ii) During any period when the holders of Series A Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then and during such time as such right continues (a) the then authorized number of Directors shall be increased by two, and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional Director so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board of Directors, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).

               (iii) A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series A Preferred Stock entitled to vote in an election of such Director.

               (iv) If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series A Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall cause a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

               (v) At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series A Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

            (D) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.
     ---------   --------------------

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

             (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at any time and in such manner.

     Section 5.  Reacquired Shares.  Any shares of Series A Preferred Stock
     ---------   -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, as amended, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6.  Liquidation, Dissolution or Winding Up.
     ---------   --------------------------------------

            (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

            (B) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

            (C) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.  Consolidation, Merger, etc.  Notwithstanding anything to the
     ---------   --------------------------
contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  No Redemption.  The shares of Series A Preferred Stock shall
     ---------   -------------
not be redeemable.

     Section 9.  Rank.  The Series A Preferred Stock shall rank, with respect to
     ---------   ----
the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series A Preferred Stock, unless the terms of any such series shall provide otherwise.

     Section 10.  Amendment.  The Restated Certificate of Incorporation, as
     ----------   ---------
amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     Section 11.  Fractional Shares.  Series A Preferred Stock may be issued in
     ----------   -----------------
fractions of a share which are integral multiples of one-hundredth of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.

                                   ARTICLE V
                                   ---------

                                INDEMNIFICATION
                                ---------------

     The Corporation shall indemnify its present and former directors and officers to the maximum extent permitted by the General Corporation Law as from time to time amended. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                                   ARTICLE VI
                                   ----------

                                   EXISTENCE
                                   ---------

     The Corporation is to have perpetual existence.

                                  ARTICLE VII
                                  -----------

                                    BY-LAWS
                                    -------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

                                  ARTICLE VIII
                                  ------------

                         STOCKHOLDER MEETINGS AND BOOKS
                         ------------------------------

     Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                   ARTICLE IX
                                   ----------

                                   AMENDMENT
                                   ---------

     The Corporation reserves the right to end, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE X
                                   ---------

                        LIMITATION ON DIRECTOR LIABILITY
                        --------------------------------

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation law, or (iv) for any transaction in which the director derived an improper personal benefit.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE XI
                                   ----------

                               MEETINGS REQUIRED
                               -----------------

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                  ARTICLE XII
                                  -----------

                           CERTAIN STOCKHOLDER ACTION
                           --------------------------

     The following actions shall require the affirmative vote of two-thirds of the stock of this Corporation outstanding and entitled to vote thereon: the sale, lease or exchange of all or substantially all of this Corporation's property and assets; the merger or consolidation of this Corporation with or into any other corporation or entity; the dissolution of this Corporation; and the amendment or repeal of this Article XII or the adoption of any provision inconsistent with this Article XII.

     This Amended and Restated Certificate of Incorporation supersedes and takes the place of the heretofore existing Restated Certificate of Incorporation, as amended, of this Corporation and all amendments, certificates and supplements thereto, if any.

     IN WITNESS WHEREOF, Staples, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by Peter M. Schwarzenbach, its Vice President and Secretary, this 23rd day of May, 1996.

                                         STAPLES, INC.



                                         By: /s/Peter M. Schwarzenbach
                                             -------------------------
                                             Peter M. Schwarzenbach
                                             Vice President and Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 STAPLES, INC.

                         Pursuant to Section 242 of the
                    Corporation Law of the State of Delaware
                    ----------------------------------------

     Staples, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
     At a meeting of the Board of Directors of the Corporation, the Board of Directors duly adopted resolutions, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at an Special Meeting of Stockholders held on January 21, 1999. The resolution setting forth the amendment is as follows:

RESOLVED: That the Certificate of Incorporation of the Corporation be and hereby is amended by deleting the first paragraph of Article FOURTH in its entirety and substituting therefor the following:

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,005,000,000 shares, consisting of (i) 1,000,000,000 shares of Common Stock, $.0006 par value per share ("Common Stock"), and (ii) 5,000,000 Shares of Preferred Stock, $.01 par value per share ("Preferred Stock")."

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Charles C. Freeman its Vice President, this 21st day of January, 1999.

                                    STAPLES, INC.



                                    By:/s/Charles C. Freeman
                                       ---------------------
                                        Charles C. Freeman
                                        Vice President

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 STAPLES, INC.

                         Pursuant to Section 242 of the
                    Corporation Law of the State of Delaware
                    ----------------------------------------

     Staples, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
     At a meeting of the Board of Directors of the Corporation, the Board of Directors duly adopted resolutions, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at an Annual Meeting of Stockholders held on June 2, 1999. The resolution setting forth the amendment is as follows:

RESOLVED: That the Certificate of Incorporation of the Corporation be and hereby is amended by deleting the first paragraph of Article FOURTH in its entirety and substituting therefor the following:

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,505,000,000 shares, consisting of (i) 1,500,000,000 shares of Common Stock, $.0006 par value per share ("Common Stock"), and (ii) 5,000,000 Shares of Preferred Stock, $.01 par value per share ("Preferred Stock")."

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

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Jack A. VanWoerkom its Senior Vice President, this 4th day of June, 1999.

                                    STAPLES, INC.



                                    By:/s/Jack A. VanWoerkom
                                       ---------------------
                                          Jack A. VanWoerkom
                                          Senior Vice President

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